THE MUNDER FUNDS, INC.
THE MUNDER FRAMLINGTON FUNDS TRUST
AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION (Agreement) is made as of this 11th day of February, 2003, by and between The Munder
Framlington Funds Trust, a Massachusetts business trust
(Munder Framlington), with its principal place of business at 480
Pierce Street, Birmingham, Michigan 48009, on behalf of the
Munder Healthcare Fund (Acquiring Fund), a separate series of
Munder Framlington, and The Munder Funds, Inc., a Maryland corporation (Company), with its principal place of business at 480 Pierce Street, Birmingham, Michigan 48009, on behalf of the
Munder Bio(Tech)2 Fund (Acquired Fund), a separate series of the Company. This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (Code). The reorganization and liquidation will consist of the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for Class A, Class B, Class C, Class K and Class Y shares of beneficial interest ($0.001 par value per share) of the Acquiring
Fund (Acquiring Fund Shares), the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided herein (Reorganization), all upon the terms and conditions hereinafter set forth in this Agreement.
WHEREAS, the Acquired Fund and the Acquiring Fund are each a series of an open end, registered investment company of the management type and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;
WHEREAS, the Trustees of Munder Framlington have determined, with respect to the Acquiring Fund, that the exchange of all of the assets of the
Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and its shareholders and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction; and WHEREAS, the Directors of the
Company have determined, with respect to the Acquired Fund, that the exchange of all of the assets of the Acquired Fund for Acquiring Fund
Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction; NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1. 	TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE ACQUIRING FUND
IN EXCHANGE FOR ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL ACQUIRED
FUND LIABILITIES AND THE LIQUIDATION OF THE ACQUIRED FUND
        1.1. 	Subject to the requisite approval of the Acquired
Fund shareholders and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer all of the Acquired Fund*s assets, as set forth in paragraph 1.2, to the Acquiring Fund, and the Acquiring
Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of full and fractional Class A, Class B, Class C, Class K and Class Y Acquiring Fund Shares, determined by dividing the value of the Acquired
Fund*s net assets with respect to each corresponding class
(Class A, Class B, Class II, Class K and Class Y, respectively), computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquiring Fund Share of the corresponding class, computed in the manner and as of the time and date set forth in paragraph 2.2; and (ii) to assume all liabilities of the Acquired Fund, as set forth in paragraph 1.3.
Such transactions shall take place on the date of the closing provided for in paragraph 3.1 (Closing Date).
        1.2. 	The assets of the Acquired Fund to be acquired
by the Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the
Valuation Date (collectively, Assets).
        1.3. 	The Acquired Fund will endeavor to discharge all
of its known liabilities and obligations prior to the Valuation Date.
The Acquiring Fund shall assume all of the liabilities of the Acquired
Fund, whether accrued or contingent, known or unknown, existing at the Valuation Date as defined in paragraph 2.1 (collectively, Liabilities).
On or as soon as practicable prior to the Closing Date, the Acquired
Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have
distributed substantially all (and in no event less than 98%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.
        1.4. 	Immediately after the transfer of assets provided
for in paragraph 1.1, the Acquired Fund will (a) distribute to the
Acquired Fund*s shareholders of record with respect to each class of its shares as of the Closing as defined in paragraph 3.1
(Acquired Fund Shareholders), on a pro rata basis within that class, the Acquiring Fund Shares of the corresponding class received by the Acquired Fund pursuant to paragraph 1.1 and (b) completely liquidate.
Such distribution and liquidation will be accomplished, with respect to each class of the Acquired Fund*s shares, by the transfer of the
Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders.
The aggregate net asset value of Class A, Class B, Class C, Class K and Class Y Acquiring Fund Shares to be so credited to Class A, Class B
Class II, Class K and Class Y Acquired Fund Shareholders, respectively, shall, with respect to each class, be equal to the aggregate net asset value of the shares of common stock ($0.01 par value per share) of the Acquired Fund (Acquired Fund Shares) of the corresponding class owned by Acquired Fund Shareholders on the Closing Date.  All issued and outstanding Acquired Fund Shares will simultaneously be canceled on the books of the Acquired Fund, although shares certificates representing interests in Class A, Class B, Class II, Class K and
Class Y Acquired Fund Shares will represent a number of the
corresponding class of Acquiring Fund Shares after the Closing
Date, as determined in accordance with Section 2.3.  The Acquiring
Fund shall not issue certificates representing the Class A, Class B,
Class C, Class K and Class Y Acquiring Fund Shares in connection with such exchange.
        1.5. 	Ownership of Acquiring Fund Shares will be shown on
the books of the Acquiring Fund*s Transfer Agent, as defined in paragraph 3.3.
        1.6. 	Any reporting responsibility of the Acquired Fund,
including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (Commission), any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority,is and shall remain the responsibility of the Acquired Fund.
2. 	VALUATION
        2.1. 	The value of the Assets shall be the value of such
Assets as of the close of business of the New York Stock Exchange and after the declaration of any dividends on the Closing Date (such time and date being hereinafter called the Valuation Date), computed using the valuation procedures set forth in the then-current prospectus and statement of additional information with respect to the Acquired Fund, and valuation procedures established by the Company*s Board of Directors.
        2.2. 	The net asset value of a Class A, Class B, Class C,
Class K and Class Y Acquiring Fund Share shall be the net asset value per share computed with respect to that class as of the Valuation Date, using the valuation procedures set forth in the Acquiring Fund*s then current prospectus and statement of additional information, and valuation procedures established by Munder Framlington*s Board of
Trustees.
        2.3. 	The number of the Class A, Class B, Class C, Class K
and Class Y Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Acquired Fund*s Assets shall be determined with respect to each such class by dividing the value of the net assets with respect to the Class A, Class B, Class II, Class
K and Class Y of the Acquired Fund, as the case may be, determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of an Acquiring Fund Share, determined in accordance with paragraph 2.2.
        2.4. 	All computations of value shall be made by State
Street Bank and Trust Company, in its capacity as sub-administrator for the Acquired Fund and the Acquiring Fund and shall be
subject to confirmation by each Fund*s administrator and
independent accountants.
3. 	CLOSING AND CLOSING DATE
        3.1. 	The Closing Date shall be April 25, 2003, or such
other date as the parties may agree.  All acts taking place at the closing of the transactions provided for in this Agreement (Closing)
shall be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise agreed to by the parties.  The close of business on the Closing Date shall be as of 4:00 p.m., Eastern Time.
The Closing shall be held at the offices of Munder Framlington or at such other place as the parties may agree.
        3.2. 	The Company shall direct State Street Bank and Trust
Company, as custodian for the Acquired Fund (Custodian), to deliver to
Munder Framlington, at the Closing, a certificate of an authorized officer stating that (i) the Assets have been delivered in proper form to the Acquiring Fund within two business days prior to or on the
Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable Federal and state stock transfer stamps, if any,have been paid or provision for payment has been made.  The Acquired Fund*s portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Acquiring Fund, as the Custodian also serves as the custodian for the Acquiring
Fund.  Such presentation shall be made for examination no
later than five business days preceding the Closing Date, and such certificates and other written instruments shall be
transferred and delivered by the Acquired Fund as of the
Closing Date for the account of the Acquiring Fund duly
endorsed in proper form for transfer in such condition as
to constitute good delivery thereof.  The Custodian shall
deliver to those persons at the Custodian who have primary
responsibility for the safekeeping of the assets of the Acquiring
Fund as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and of each securities depository, as defined in Rule 17f-4 under the Investment
Company Act of 1940, as amended (1940 Act), in which the
Acquired Fund*s Assets are deposited, the Acquired Fund*s
Assets deposited with such depositories.  The cash to be
transferred by the Acquired Fund shall be delivered by wire
transfer of Federal funds on the Closing Date.
        3.3. 	The Company shall direct PFPC, Inc., in
its capacity as transfer agent for the Acquired Fund (
Transfer Agent), to deliver to Munder Framlington at the
Closing a certificate of an authorized officer stating that
its records contain the names and addresses of the Acquired
Fund Shareholders and the number and percentage ownership of outstanding Class A, Class B, Class II, Class K and Class Y
shares owned by each such shareholder immediately prior to
the Closing.  The Acquiring Fund shall deliver to the Secretary of the Acquired Fund a confirmation evidencing that (a) the
appropriate number of Acquiring Fund Shares have been credited to the Acquired Fund*s account on the books of the Acquiring
Fund pursuant to paragraph 1.1 prior to the actions contemplated by paragraph 1.3 and (b) the appropriate number of Acquiring
Fund Shares have been credited to the accounts of the Acquired
Fund Shareholders on the books of the Acquiring Fund pursuant to paragraph 1.4.  At the Closing each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.
        3.4. 	In the event that on the Valuation Date (a)
the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired
Fund (each, an Exchange) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Directors of the Company and the Board of Trustees of Munder Framlington, accurate
appraisal of the value of the net assets of the Acquired Fund or the Acquiring Fund, respectively, is impracticable, the
Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.
4. 	REPRESENTATIONS AND WARRANTIES
        4.1. 	Except as has been fully disclosed to the
 Acquiring Fund prior to the date of this Agreement in a
written instrument executed by an officer of the Company,
the Company, on behalf of the Acquired Fund, represents and
warrants to Munder Framlington as follows:
               (a) 	The Acquired Fund is duly organized
as a series of the Company, which is a corporation duly
organized, validly existing and in good standing under the
laws of the State of Maryland, with power under the Company*s
Articles of Incorporation, as amended from time to time
(Charter), to own all of its Assets and to carry on its
business as it is now being conducted;
               (b) 	The Company is a registered investment
company classified as a management company of the open end type, and its registration with the Commission as an investment
company under the 1940 Act, and the registration of the
Class A, Class B, Class II, Class K and Class Y Acquired
Fund Shares under the Securities Act of 1933, as amended
(1933 Act), is in full force and effect;
               (c) 	No consent, approval, authorization,
 or order of any court or governmental authority is
required for the consummation by the Acquired Fund of
the transactions contemplated herein, except such as may
be required under the 1933 Act, the Securities Exchange
Act of 1934, as amended (1934 Act), the 1940 Act and
state securities laws;
               (d) 	The current prospectus and
statement of additional information of the Acquired Fund
and each prospectus and statement of additional information
of the Acquired Fund used at all times prior to the date
of this Agreement conforms or conformed at the time of its
use in all material respects to the applicable requirements
of the 1933 Act and the 1940 Act and the rules and
regulations of the Commission thereunder; and does not
or did not at the time of its use include any untrue
statement of a material fact or omit to state any material
fact required to be stated therein or necessary to make
the statements therein, in light of the circumstances
under which they were made, not materially misleading;
               (e) 	On the Valuation Date, the Company,
 on behalf of the Acquired Fund, will have good and
marketable title to the Assets and full right, power, and
authority to sell, assign, transfer and deliver such Assets
hereunder free of any liens or other encumbrances, and upon
delivery and payment for such Assets, Munder Framlington,
on behalf of the Acquiring Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under
the 1933 Act;
               (f) 	The Acquired Fund is not engaged
currently, and the execution, delivery and performance of this
Agreement will not result, in (i) a material violation of the
Company*s Charter or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the
Company, on behalf of the Acquired Fund, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture,
instrument, contract, lease, judgment or decree to which the
Company, on behalf of the Acquired Fund, is a party or by
which it is bound;
               (g) 	All material contracts or other
commitments of the Acquired Fund (other than this Agreement
and certain investment contracts including options, futures, and forward contracts) will terminate without liability to
the Acquired Fund on or prior to the Closing Date;
               (h) 	No litigation or administrative
proceeding or investigation of or before any court or
governmental body is presently pending or, to its knowledge, threatened against the Company, with respect to the Acquired
Fund or any of its properties or assets, that, if adversely
determined, would materially and adversely affect its financial condition or the conduct of its business.  The Company, on
behalf of the Acquired Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially
and adversely affects its business or its ability to consummate the transactions herein contemplated;
               (i) 	The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets, and Schedule
of Investments of the Acquired Fund at June 30, 2002 have been audited by Ernst & Young LLP, independent accountants, and are in accordance with accounting principles generally accepted in the United States of America (GAAP) consistently applied, and such statements (copies of which have been furnished to the
Acquiring Fund) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in
accordance with GAAP, and there are no known contingent
liabilities of the Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with
GAAP as of such date not disclosed therein;
               (j) 	The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets, and Schedule
of Investments of the Acquired Fund at December 31, 2002
(unaudited) are, or will be when sent to Acquired Fund Shareholders in the regular course, in accordance with GAAP consistently applied, and such statements (copies of which have been, or will be,
furnished to the Acquiring Fund) present or will present fairly, in all material respects, the financial condition of the Acquired
Fund as of such date in accordance with GAAP, including all known contingent liabilities of the Acquired Fund required to be
reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date;
               (k) 	Since June 30, 2002, there has not
been any material adverse change in the Acquired Fund*s
financial condition, assets, liabilities or business, other
than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred.  For the purposes of this subparagraph (k), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by the Acquired Fund, the discharge of Acquired
Fund liabilities, or the redemption of Acquired Fund Shares by shareholders of the Acquired Fund shall not constitute a material adverse change;
               (l) 	On the Closing Date, all Federal and other
tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to have been filed by
such date (including any extensions) shall have been filed
and are or will be correct in all material respects, and all
Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof and, to the best of the Acquired Fund*s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;
               (m) 	For each taxable year of its operation
 (including the taxable year ending on the Closing Date),
the Acquired Fund has met (or will meet) the requirements of
Subchapter M of the Code for qualification as a regulated
investment company, has been (or will be) eligible to and has computed (or will compute) its Federal income tax under Section
852 of the Code, and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code)
that has accrued through the Closing Date, and before the
Closing Date will have declared dividends sufficient to distribute all of its investment company taxable income and net capital gain for the period ending on the Closing Date;
               (n) 	All issued and outstanding Acquired Fund
 Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the
Company and have been offered and sold in every state, territory and the District of Columbia in compliance in all material
respects with applicable registration requirements of the
1933 Act and other securities laws.  All of the issued and
outstanding Acquired Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the
records of the Transfer Agent, on behalf of the Acquired Fund, as provided in paragraph 3.3.  The Acquired Fund does not
have outstanding any options, warrants or other rights to
subscribe for or purchase any of the Acquired Fund Shares,
nor is there outstanding any security convertible into any of the Acquired Fund Shares;
               (o) 	The execution, delivery and performance
of this Agreement has been duly authorized by all necessary
action, if any, on the part of the Directors of the Company, on behalf of the Acquired Fund, and, subject to the approval of the shareholders of the Acquired Fund, this Agreement
constitutes a valid and binding obligation of the Company,
on behalf of the Acquired Fund, enforceable in accordance
with its terms, subject, as to enforcement, to bankruptcy,
insolvency, reorganization, moratorium and other laws relating to or affecting creditors* rights and to general equity
principles;
               (p) 	The information to be furnished by
the Acquired Fund for use in registration statements, proxy
materials and other documents filed or to be filed with any
Federal, state or local regulatory authority (including the
National Association of Securities Dealers, Inc.), which
may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal
securities and other laws and regulations thereunder applicable thereto; and
               (q) 	The combined proxy statement and
prospectus (Proxy Statement) to be included in the
Registration Statement referred to in paragraph 5.6, insofar as it relates to the Acquired Fund, will, on the effective
date of the Registration Statement and on the Closing Date
(i) not contain any untrue statement of a material fact or
omit to state a material fact required to be stated therein
or necessary to make the statements therein, in light of the circumstances under which such statements were made, not
materially misleading, provided, however, that the
representations and warranties of this subparagraph (q) shall not apply to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in
conformity with information that was furnished by the Acquiring
Fund for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940
Act and the rules and regulations thereunder.
        4.2. 	Except as has been fully disclosed to the
Acquired Fund prior to the date of this Agreement in a written instrument executed by an officer of Munder Framlington, Munder
Framlington, on behalf of the Acquiring Fund, represents and warrants to the Company as follows:
               (a) 	The Acquiring Fund is duly organized
as a series of Munder Framlington, which is a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, with power under
Munder Framlington*s Declaration of Trust to own all of its
properties and assets and to carry on its business as it is
now being conducted;
               (b) 	Munder Framlington is a registered
investment company classified as a management company of the open end type, and its registration with the Commission as an
investment company under the 1940 Act and the registration of the Class A, Class B, Class C, Class K and Class Y Acquiring
Fund Shares under the 1933 Act, is in full force and effect;
               (c) 	No consent, approval, authorization, or
order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as may be required under the 1933 Act, the
1934 Act, the 1940 Act and state securities laws;
               (d) 	The current prospectus and statement
of additional information of the Acquiring Fund and each prospectus and statement of additional information of the Acquiring Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933
Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

               (e) 	On the Closing Date, Munder Framlington,
on behalf of the Acquiring Fund, will have good and marketable title to the Acquiring Fund*s assets, free of any liens or other encumbrances, except those liens or encumbrances as to which the Acquired Fund has received notice and necessary documentation at or prior to the Closing;
               (f) 	The Acquiring Fund is not engaged
currently, and the execution, delivery and performance of
this Agreement will not result, in (i) a material violation
of Munder Framlington*s Declaration of Trust or By Laws or
of any agreement, indenture, instrument, contract, lease or
other undertaking to which Munder Framlington, on behalf of
the Acquiring Fund, is a party or by which it is bound, or (ii)
the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which Munder Framlington, on
behalf of the Acquiring Fund, is a party or by which it is bound;
               (g) 	No litigation or administrative proceeding
or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against Munder Framlington, with respect to the Acquiring Fund or any of the
Acquiring Fund*s properties or assets, that, if adversely
determined, would materially and adversely affect the Acquiring
Fund*s financial condition or the conduct of its business.
Munder Framlington, on behalf of the Acquiring Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Fund*s business or its ability to consummate the transactions herein contemplated;
               (h) 	The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets and Schedule
of Investments of the Acquiring Fund at June 30, 2002 have been audited by Ernst & Young LLP, independent accountants, and are in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to the Acquired Fund) present fairly, in all material respects, the financial condition of the Acquiring Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquiring Fund required to be reflected on a balance sheet (including the notes thereto)
in accordance with GAAP as of such date not disclosed therein;
               (i) 	The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets, and Schedule
of Investments of the Acquired Fund at December 31, 2002 (unaudited) are, or will be when sent to Acquiring Fund Shareholders in the regular course, in accordance with GAAP consistently applied, and such statements (copies of which have been, or will be, furnished to the Acquired Fund) present or will present fairly, in all material respects, the financial condition of the Acquiring Fund as of such date in accordance with GAAP, including all known contingent liabilities of the Acquiring Fund required to be
reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date;
               (j) 	Since June 30, 2002, there has not been
any material adverse change in the Acquiring Fund*s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For purposes of this subparagraph (j), a decline in net asset value per
share of the Acquiring Fund Shares due to declines in market values of securities held by the Acquiring Fund, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring
Fund Shares by shareholders of the Acquiring Fund, shall not constitute a material adverse change;
               (k) 	On the Closing Date, all Federal and
other tax returns, dividend reporting forms, and other tax
related reports of the Acquiring Fund required by law to
have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material
respects, and all Federal and other taxes shown as due or
required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquiring Fund*s knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns;
               (l) 	For each taxable year of its operation
(including the taxable year that includes the Closing Date), the Acquiring Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been eligible to (or will be eligible to)
and has computed (or will compute) its Federal income tax under
Section 852 of the Code, and has distributed all of its investment company taxable income and net capital gain (as defined in the Code) for periods ending prior to the Closing Date;
               (m) 	All issued and outstanding Acquiring
Fund Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by Munder Framlington and have been offered and sold in every state, territory and the District of Columbia in compliance in all
material respects with applicable registration requirements of the 1933 Act and other securities laws.  The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;
               (n) 	The execution, delivery and performance of
this Agreement has been duly authorized by all necessary action, if any, on the part of the Trustees of Munder Framlington, on behalf of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of Munder Framlington, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or
affecting creditors* rights and to general equity principles;
               (o) 	The Class A, Class B, Class C, Class K
and Class Y Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will on the Closing Date have been duly authorized and, when so
issued and delivered, will be duly and validly issued Acquiring
Fund Shares, and will be fully paid and non-assessable by the
Acquiring Fund; and
               (p) 	The information to be furnished by
the Acquiring Fund for use in the registration statements,
proxy materials and other documents that may be necessary
in connection with the transactions contemplated hereby
shall be accurate and complete in all material respects and
shall comply in all material respects with Federal securities and other laws and regulations applicable thereto; and
               (q) 	The Proxy Statement to be included in
the Registration Statement (and any amendment or supplement
thereto), insofar as it relates to the Acquiring Fund and
the Acquiring Fund Shares, will, from the effective date of
the Registration Statement through the date of the meeting
of shareholders of the Acquired Fund contemplated therein
and on the Closing Date (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements
therein, in light of the circumstances under which such
statements were made, not materially misleading, provided,
however, that the representations and warranties of this
subparagraph (q) shall not apply to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquired Fund for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder.
5. 	COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND
        5.1. 	The Acquiring Fund and the Acquired Fund each
will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.
        5.2. 	The Company will call a meeting of the
shareholders of the Acquired Fund to consider and act upon
this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.
        5.3. 	The Acquired Fund covenants that the Class A,
Class B, Class C, Class K and Class Y Acquiring Fund Shares to
be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.
        5.4. 	The Acquired Fund will assist the Acquiring
Fund in obtaining such information as the Acquiring Fund
reasonably requests concerning the beneficial ownership of the
Acquired Fund Shares.
        5.5. 	Subject to the provisions of this Agreement,
the Acquiring Fund and the Acquired Fund will each take, or
cause to be taken, all action, and do or cause to be done,
all things reasonably necessary, proper or advisable to
consummate and make effective the transactions contemplated
by this Agreement.
        5.6. 	The Acquired Fund will provide the Acquiring
Fund with information reasonably necessary for the preparation of the Proxy Statement (referred to in paragraph 4.1(q)) to be included in a Registration Statement on Form N-14 (Registration Statement), in compliance with the 1933 Act, the 1934 Act and the
1940 Act, in connection with the meeting of the shareholders of the Acquired Fund to consider approval of this Agreement and the transactions contemplated herein.
        5.7. 	The Acquiring Fund and the Acquired Fund shall
each use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly
as practicable.
        5.8. 	The Company, on behalf of the Acquired Fund,
covenants that it will, from time to time, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as
Munder Framlington, on behalf of the Acquiring Fund, may
reasonably deem necessary or desirable in order to vest in
and confirm (a) the Company*s, on behalf of the Acquired Fund*s, title to and possession of the Acquiring Fund Shares to be
delivered hereunder and (b) Munder Framlington*s, on behalf of the Acquiring Fund*s, title to and possession of all the Assets and to otherwise to carry out the intent and purpose of this
Agreement.
        5.9. 	The Acquiring Fund will use all reasonable
efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.
6. 	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND
        The obligations of the Company, on behalf of the
Acquired Fund, to consummate the transactions provided for
herein shall be subject, at the Company*s election, to the
performance by Munder Framlington, on behalf of the Acquiring
Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:
        6.1. 	All representations and warranties of Munder
Framlington, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing
Date, with the same force and effect as if made on and as of the
Closing Date;
        6.2. 	Munder Framlington, on behalf of the Acquiring
Fund, shall have delivered to the Acquired Fund a certificate executed in the name of the Acquiring Fund by its President or
Vice President and its Treasurer or Assistant Treasurer, in a
form reasonably satisfactory to the Company and dated as of the
Closing Date, to the effect that the representations and
warranties of Munder Framlington, on behalf of the Acquiring
Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the
transactions contemplated by this Agreement, and as to such other matters as the Company shall reasonably request;
        6.3. 	Munder Framlington, on behalf of the Acquiring
Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by Munder Framlington, on behalf of the Acquiring Fund, on or before the Closing Date; and
        6.4. 	The Acquired Fund and the Acquiring Fund shall
have agreed on the number of full and fractional Class A, Class B, Class C, Class K and Class Y Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.
7. 	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND
        The obligations of Munder Framlington, on behalf
of the Acquiring Fund, to complete the transactions provided for herein shall be subject, at Munder Framlington*s election, to the performance by the Company, on behalf of the Acquired Fund, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:
        7.1. 	All representations and warranties of the Company,
 on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;
        7.2. 	The Company shall have delivered to the Acquiring
Fund a statement of the Acquired Fund*s Assets and Liabilities, as of the Closing Date, certified by the Treasurer of the Company;
        7.3. The Company, on behalf of the Acquired Fund, shall have delivered to the Acquiring Fund a certificate executed in the name of the Acquired Fund by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to Munder Framlington and dated as of the Closing Date, to the effect that the representations and warranties of the Company, on behalf of the Acquired Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as Munder Framlington shall reasonably request;
        7.4. 	The Company, on behalf of the Acquired Fund,
shall have performed all of the covenants and complied with
all of the provisions required by this Agreement to be performed or complied with by the Company, on behalf of the Acquired Fund, on or before the Closing Date;
        7.5. 	The Acquired Fund and the Acquiring Fund shall
have agreed on the number of full and fractional Class A, Class B, Class C, Class K and Class Y Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1; and
        7.6. 	The Acquired Fund shall have declared and paid
a distribution or distributions prior to the Closing that,
together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed.
8. 	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRING FUND AND THE ACQUIRED FUND
        If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the
Company, on behalf of the Acquired Fund, or Munder Framlington, on behalf of the Acquiring Fund, the other party to this Agreement shall be entitled, at its option, to refuse to consummate the transactions contemplated by this Agreement:
        8.1. 	The Agreement and the transactions contemplated
herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Company*s Charter and By Laws, applicable Maryland law and the 1940 Act, and certified
copies of the resolutions evidencing such approval shall
have been delivered to the Acquiring Fund.  Notwithstanding
anything herein to the contrary, neither the Company nor Munder Framlington may waive the conditions set forth in this paragraph 8.1;
        8.2. 	On the Closing Date no action, suit or
other proceeding shall be pending or, to the Company*s or
Munder Framlington*s knowledge, threatened before any court
or governmental agency in which it is sought to restrain or
prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;
        8.3. 	All consents of other parties and all other
consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Company or Munder Framlington to permit consummation, in all material respects, of the
transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such
conditions;
        8.4. 	The Registration Statement shall have become
effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and
        8.5. 	The parties shall have received the opinion of
counsel to the Company addressed to the Company substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Agreement shall constitute a tax-free reorganization for Federal income tax purposes. The delivery of such opinion is conditioned upon receipt by counsel to the Company of representations it shall request of the Company and Munder Framlington. Notwithstanding anything herein to the contrary, neither the Company nor Munder Framlington may waive the condition set forth in this paragraph 8.5.
9. 	INDEMNIFICATION
        9.1. 	Munder Framlington, out of the Acquiring Fund*s
assets and property, agrees to indemnify and hold harmless the
Acquired Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement.
        9.2. 	The Company, out of the Acquired Fund*s assets
and property, agrees to indemnify and hold harmless the Acquiring
Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto)
arises out of or is based on any breach by the Acquired
Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement.
10. 	BROKERAGE FEES AND EXPENSES
        10.1. 	Munder Framlington, on behalf of the Acquiring
Fund, and the Company, on behalf of the Acquired Fund, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
        10.2. 	The expenses relating to the proposed Reorganization
will be borne solely by Munder Capital Management and its affiliates. No such expenses shall be borne by the Acquired Fund or the
Acquiring Fund, except for brokerage fees and expenses incurred in connection with the Reorganization.  The costs of the
Reorganization shall include, but not be limited to, costs
associated with obtaining any necessary order of exemption from the 1940 Act, if any, preparation of the Registration Statement, printing and distributing the Proxy Statement, legal fees, accounting fees, securities registration fees, and expenses of holding shareholders* meetings.  Notwithstanding any of the
foregoing, expenses will in any event be paid by the party
directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a regulated investment company within the meaning of Section 851 of the Code.
11. 	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
        11.1. 	The Company and Munder Framlington agree that
neither party has made any representation, warranty or covenant, on behalf of either the Acquired Fund or the Acquiring Fund, not set forth herein and that this Agreement constitutes the entire agreement between the parties.
        11.2. 	The representations, warranties and covenants
contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.  The covenants to be performed after the Closing and the obligations of each of the Acquired Fund and Acquiring Fund in Sections 9.1 and 9.2 shall survive the Closing.
12. 	TERMINATION
        This Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Company*s Board of Directors or Munder Framlington*s Board of Trustees, at
any time prior to the Closing Date, if circumstances should develop that, in the opinion of that Board, make proceeding with the
Agreement inadvisable.
13. 	AMENDMENTS
        This Agreement may be amended, modified or supplemented
in such manner as may be deemed necessary or advisable by the authorized officers of the Company and Munder Framlington; provided, however, that following the meeting of the shareholders of the Acquired Fund called by the Company pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Class A, Class B, Class C, Class K and
Class Y Acquiring Fund Shares to be issued to the Class A, Class B, Class II, Class K and Class Y Acquired Fund Shareholders, respectively, under this Agreement to the detriment of such shareholders without their further approval.
14. 	NOTICES
        Any notice, report, statement or demand required or
permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed to the
Company and Munder Framlington, 480 Pierce Street, Birmingham, MI 48009, attn: Stephen J. Shenkenberg, in each case with a copy to Dechert LLP, 1775 I Street, N.W., Washington, DC 20006, attn:
Jane A. Kanter.
15. 	HEADINGS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY
        15.1. 	The Article and paragraph headings contained
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
        15.2. 	This Agreement shall be governed by and
construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.
        15.3. 	This Agreement shall bind and inure to the
benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President.
THE MUNDER FUNDS, INC., on behalf of its MUNDER BIO(TECH)2 FUND

By: /s/ Stephen J. Shenkenberg
        Stephen J. Shenkenberg
        Vice President & Secretary

THE MUNDER FRAMLINGTON FUNDS TRUST, on behalf of its MUNDER
HEALTHCARE FUND

By: /s/ Peter K. Hoglund
        Peter K. Hoglund
        Vice President








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226488.2.03